Exhibit 4.2


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.


June ___, 2004                                                         W-_______

                                 XENOMICS, INC.

                              COMMON STOCK WARRANT

         THIS CERTIFIES that, for value received, ____________________________ and its permitted transferees hereunder (the "Holder"), is entitled to subscribe for and purchase from XENOMICS, INC., a Florida corporation (the "Company"), up to ________ fully paid and nonassessable shares (the "Warrant Shares") of common stock, $.0001 par value, of the Company (the "Common Stock") at $1.25 per share (the "Warrant Price") subject to adjustment as provided in Section 2 hereof, at any time or from time to time during the period (the "Exercise Period") commencing on the date hereof and ending on June ___, 2009.

SECTION 1. Exercise of Warrant.

         (a) General. This Warrant may be exercised by the Holder as to the whole or any lesser number of the Warrant Shares covered hereby, upon surrender of this Warrant to the Company at its principal executive office together with the Notice of Exercise attached hereto as Exhibit A, duly completed and executed by the Holder, and payment to the Company of the aggregate Exercise Price for the Warrant Shares to be purchased in the form of (i) a check made payable to the Company, (ii) wire transfer according to the Company's instructions or (iii) any combination of (i) and (ii). The exercise of this Warrant shall be deemed to have been effected on the day on which the Holder surrenders this Warrant to the Company and satisfies all of the requirements of this Section 1. Upon such exercise, the Holder will be deemed a shareholder of record of those Warrant Shares for which the warrant has been exercised with all rights of a shareholder (including, without limitation, all voting rights with respect to such Warrant Shares and all rights to receive any dividends with respect to such Warrant Shares). If this Warrant is to be exercised in respect of less than all of the Warrant Shares covered hereby, the Holder shall be entitled to receive a new warrant covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised and for which it remains subject to exercise. Such new warrant shall be in all other respects identical to this Warrant. This Warrant is one of an authorized issue of Warrants to purchase an aggregate of 20,000 share of Common Stock which are of like tenor.

         (b) Net Issue Exercise. In lieu of exercising this Warrant via cash payment, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with a Notice of Exercise duly executed and completed indicating payment pursuant to this Section 1(b), in

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

which event the Company shall issue to the Holder a number of shares of Common Stock of the Company computed using the following formula:

                  X = Y (A - B)
                      ---------
                          A

Where         X       =    the number of Warrant Shares to be issued to the
                           Holder.

              Y       =    the number of Warrant Shares purchasable under this
                           Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled
                           (at the date of such calculation).

              A       =    the Fair Market Value (as defined below) of one
                           Warrant Share (at the date of such calculation).

              B       =    the Exercise Price (as adjusted to the date of such
                           calculation).

         If the above calculation results in a negative number, then no shares of Common Stock shall be issued or issuable upon conversion of this Warrant.

         (c) Fair Market Value. For purposes of this Section 1, the Fair Market Value of one Warrant Share shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Common Stock at the time of such exercise, the fair market value per Warrant Share shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for the five trading days prior to the date of determination of Fair Market Value.

SECTION 2. Adjustment of Warrant Price.

         (a) Except as set forth in Section 2 (b) below, if, at any time during the Exercise Period, the number of outstanding shares of Common Stock is (i) increased by a stock dividend payable in shares of Common Stock or by a subdivision or split of shares of such class of Common Stock, or (ii) decreased by a combination or reverse split of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive the benefits of such stock dividend, subdivision, split-up, reverse split-up or combination, the Warrant Price shall be proportionately reduced, in the case of an increase in shares of Common Stock outstanding, or proportionately increased, in the case of a decrease in shares of Common Stock outstanding, in both cases by the ratio which the total number of shares of Common Stock to be outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

         (b) This Warrant is issued befor the effective date of a recapitalization of the Company's outstanding stock which will split each

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

outstanding share of common stock, $.001 par value per share, into 111 share of Common Stock, $.0001 par value per share (the "Recapitalization) and represents the right to purchase the number of Warrant Share at the Exercise Price as stated above following such recapitalization. Accordingly, no adjustment will be made under Section 2 (a) above for the Recapitalization.

SECTION 3. Adjustment of Warrant Shares. Upon each adjustment of the Warrant Price as provided in Section 2, the Holder shall thereafter be entitled to subscribe for and purchase, at the Warrant Price resulting from such adjustment, the number of Warrant Shares equal to the product of (i) the number of Warrant Shares existing prior to such adjustment and (ii) the quotient obtained by dividing (A) the Warrant Price existing prior to such adjustment by (B) the new Warrant Price resulting from such adjustment. No fractional shares of capital stock of the Company shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to this paragraph shall be eliminated without consideration.

SECTION 4. No Shareholder Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

SECTION 5. Covenant of the Company. The Company covenants and agrees that the Company shall at all times have authorized and reserved or shall authorize and reserve, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

SECTION 6. Investment Representations and Warranties. The Holder hereby represents and warrants to the Company as follows:

         (a) The Holder is acquiring the Warrant, and it will acquire the Common Stock issuable upon exercise thereof, for its own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same. The Holder understands that the Warrant and Common Stock issuable upon exercise thereof, will not be registered under the Act or registered or qualified under any state securities or "blue-sky" laws, by reason of their issuance in a transaction exempt from the registration and/or qualification requirements thereof, and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Act or registered or qualified under any applicable state securities or "blue-sky" laws or is exempt from registration and/or qualification.

         (b) The Holder understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Holder) promulgated under the Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances only in limited amounts.

         (c) The Holder has no need for liquidity in its investment in the Company, and is able to bear the economic risk of such investment for an indefinite period and to afford a complete loss thereof.

         (d) The Holder is an "accredited purchaser" as such term is defined in Rule 501 (the provisions of which are known to the Holder) promulgated under the Act.

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

SECTION 7. Restrictions on Transfer. The Holder of this Warrant by acceptance hereof agrees that the transfer of this Warrant and the shares of Common Stock issuable upon exercise of this Warrant are subject to the following provisions:

         (a) General. Subject to the requirements of the Act or any applicable state securities laws, the Holder may sell, assign, transfer or otherwise dispose of all or any portion of the Warrants or the Warrant Shares acquired upon any exercise hereof at any time and from time to time. Upon the sale, assignment, transfer or other disposition of all or any portion of the Warrants, Holder shall deliver to the Company a written notice of such in the form attached hereto as Exhibit B, duly executed by Holder, which includes the identity and address of any purchaser, assignor or transferee.

         (b) Restrictive Legend. Each certificate for Warrant Shares held by the Holder and each certificate for any such securities issued to subsequent transferees of any such certificate shall be stamped or otherwise imprinted with legends in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY RELEVANT STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS".

         (c) Indemnification. Holder acknowledges that he, she or it understands the meaning and legal consequences of the representations, warranties and acknowledgments he, she or it has made in Section 7 and elsewhere in this Warrant and he, she or it understands that the Company is relying upon the truth and accuracy thereof. Accordingly, the Holder hereby agrees to indemnify and hold harmless the Company, its officers, agents and representatives, from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of Holder contained in this Warrant.

SECTION 8. Amendment. The terms and provisions of this Warrant may not be modified or amended, except with the written consent of the Company and the Holder.

SECTION 9. Reorganizations, Etc. In case, at any time during the Exercise Period, of any capital reorganization, of any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing operation and which does not result in any change or reclassification in the Warrant Shares) or of the sale of all or substantially all the properties and assets of the Company as an entirety to any other corporation, the Company, at its sole discretion, shall have the right and option to (A) provide 10 days prior written notice of such event to the Holder and this Warrant shall terminate and be of no further force and effect on and after the effective date of such capital reorganization or reclassification or the consummation of such consolidation, sale or merger; or
(B) provide that this Warrant shall, after such reorganization,

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reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which such holder would have been entitled if he, she or it had held the Warrant Shares issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale.

SECTION 10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

SECTION 11. Notices. All notices, advices and communications to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopier or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, or by electronic mail, with a copy thereof to be sent by mail (as aforesaid) within 24 hours of such electronic mail, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addresser listing all parties:

         (a) If to the Company, to:

                           ____________________________
                           ____________________________
                           ____________________________
                           Attention:  ________________
                                       ________________

                                       and

         (b) If to the Holder, to:

                           ____________________________
                           ____________________________
                           ____________________________

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received
(i) in the case of personal delivery or delivery by telecopier, on the date of such deliver, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (ii) in the case of mailing, on the third business day following that on which the piece of mail containing

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such communication is posted. As used in this Section 11, "business day" shall mean any day other than a day on which banking institutions in the State of New York are legally closed for business.

SECTION 12. Binding Effect on Successors. Subject to Section 9 hereof, this Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

SECTION 13. Descriptive Headings and Governing Law. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York (without giving effect to conflicts of law principles thereunder).

SECTION 14. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Warrant Price.

         IN WITNESS WHEREOF, the undersigned has caused this Common Stock Warrant to be executed by its duly authorized officer as of the date first above written.

                                           XENOMICS, INC.



                                           By: _________________________________
                                               Name: Christoph Breuning
                                               Title: President

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
                                                                       Exhibit A

                              Form of Subscription
--------------------------------------------------------------------------------


                               NOTICE OF EXERCISE
                              COMMON STOCK WARRANT

To:      Xenomics, Inc.

                           The undersigned hereby:

         (a) elects to purchase _______ shares of Common Stock ("Common Stock") of Xenomics, Inc., a Florida corporation, (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the aggregate exercise price therefor and any transfer taxes payable pursuant to the terms of the Warrant; or

         (b) elects to exercise this Warrant for the purchase of ________ shares of the Common Stock pursuant to the provisions of Section 1(b) of the attached Warrant.

         Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name or names as are specified below:

                  Name:  ____________________________________
                  Address:___________________________________
                          ___________________________________
                          ___________________________________



         IN WITNESS WHEREOF, the Warrant Holder has executed this Notice of Exercise effective this ___ day of ________, ______.


                                             _______________________________
                                             (Signature)

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                                                                       Exhibit B

                               Form of Assignment
                  [To be signed only upon transfer of Warrant]

         For value received, the undersigned hereby sells, assigns and transfers unto the right represented by the within Warrant to purchase _______ shares of Common Stock of XENOMICS, INC., to which the within Warrant relates, and appoints Attorney to transfer such right on the books of XENOMICS, INC., with full power of substitution in the premises.


Dated:                                         _____________________________
                                               (Signature)


Signed in the presence of:

______________________________


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